Form C

Cover Page

Name of issuer:

Baron Nahmias Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NY

Date of organization: 6/22/2010

Physical address of issuer:

201 Saw Mill River Road
Yonkers NY 10701

Website of issuer:

https://www.nahmiasetfils.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

500

Price:

$100.00000

Method for determining price:

Dividing pre-money valuation ($2,000,000) by number of shares outstanding on fully diluted basis.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$400,000.00

Deadline to reach the target offering amount:

8/8/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$43,961.00	$49,994.00
Cash & Cash Equivalents:	$9,584.00	$572.00
Accounts Receivable:	$1,289.00	$2,750.00
Short-term Debt:	$72,909.00	$56,801.00
Long-term Debt:	$1,050,926.00	$1,041,425.00
Revenues/Sales:	$170,494.00	$142,985.00
Cost of Goods Sold:	$30,897.00	$76,292.00
Taxes Paid:	$0.00	$0.00
Net Income:	($31,642.00)	($40,459.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Baron Nahmias Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dorit Nahmias	President Baron Nahmias Inc.	Baron Nahmias Inc.	2010
David Nahmias	distiller	Baron Nahmias Inc.	2010

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Dorit Nahmias	President	2010
David Nahmias	Vice President	2010

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Dorit Nahmias	10000.0 Class A Shares	50.0
Eva Ronnen	10000.0 Class A Shares	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> This industry is heavily regulated. As such, changes in regulatory policy at the State or Federal level can impact success factors. Moreover, compliance with New York and Federal regulations adds risk factors unique to this industry, including potential for interruptions, fines and penalties.
>
> Cost of natural agricultural ingredients may fluctuate with changes in supply and climate.
>
> The proceeds from this fundraising round may not be sufficient to achieve optimal growth and reach all goals of business plan.
>
> Company's unique niche product (fig Mahia), new to the USA, lacks a direct peer/competitor from whom to derive overall market size calculations and forecast relative performance.
>
> The regulatory three-tier alcohol industry system in the United States (producer, distributor, retailer) requires stable and productive relationships with partners downstream in the supply chain, and often on a state-by-state basis. Therefore, the company's success can be impacted by changes in such relationships or by changes in the personnel of a distributor.
>
> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% -- Sales and marketing (tastings, hire sales personnel, POS, distributor and brand support, social media)

5% -- Wefunder intermediary fee

If we raise: **$250,000**

Use of Proceeds: 49.5% Sales and Marketing - Sales personnel for our existing market with tastings, farmers markets, point-of-sale, distributor and brand support, social media.

37.5% Working Capital – Increased inventory for national strategy and the introduction of 375 ml and 50 ml versions of the Mahia.

8% Additional equipment - Increased production efficiencies.

5% Wefunder Fee

If we raise: **$400,000**

Use of Proceeds: 42% -- Sales and marketing, expanded outside of NY (tastings, hire sales personnel, POS, distributor and brand support, social media)

10% -- Create satellite tasting room

38% -- Working capital to increase inventory for national strategy and the introduction of 375 ml and 50 ml versions of Mahia

5% additional equipment-increased production efficiencies.

5% Wefunder fee

.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

$2M pre-money valuation
See exact security attached as Appendix B, Investor Contracts.

Baron Nahmias Inc. is offering a minimum of 500 Class B Preferred Non-Voting Stock at a price of $100 per share, for a campaign minimum of $50,000.

Baron Nahmias Inc. is offering a maximum of 4,000 Class B Preferred Non-Voting Stock at a price of $100 per share, for a campaign maximum of $400,000.

Revisions to Manner of Holding. In the event that statutory or regulatory changes are adopted such that it becomes possible for companies whose purpose is limited to acquiring, holding and disposing of securities issued by a single company ("Crowdfunding SPVs") to make offerings under Section 4(a)(6) of the Securities Act, Subscriber agrees to exchange the Securities for securities issued by a Crowdfunding SPV in a transaction complying with the requirements of Section 3(a)(9) of the Securities Act. Subscriber agrees that in the event the Subscriber does not provide information sufficient to effect such exchange in a timely manner, the Company may repurchase the Securities at a price to be determined by the Board of Directors. Subscriber further agrees to transfer its holdings of securities issued under Section 4(a)(6) into "street name" in a brokerage account in Subscriber's name, provided that the Company pay all costs of such transfer. Subscriber agrees that in the event the Subscriber does not provide information sufficient to effect such transfer in a timely manner, the Company may repurchase the Securities at a price to be determined by the Board of Directors.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

In the event that statutory or regulatory changes are adopted such that it becomes possible for companies whose purpose is limited to acquiring, holding and disposing of securities issued by a single company ("Crowdfunding SPVs") to make offerings under Section 4(a)(6) of the Securities Act, Subscriber agrees to exchange the Securities for securities issued by a Crowdfunding SPV in a transaction complying with the requirements of Section 3(a)(9) of the Securities Act. Subscriber agrees that in the event the Subscriber does not provide information sufficient to effect such exchange in a timely manner, the Company may repurchase the Securities at a price to be determined by the Board of Directors. Subscriber further agrees to transfer its holdings of securities issued under Section 4(a)(6) into "street name" in a brokerage account in Subscriber's name, provided that the Company pay all costs of such transfer. Subscriber agrees that in the event the Subscriber does not provide information sufficient to effect such transfer in a timely manner, the Company may repurchase the Securities at a price to be determined by the Board of Directors.

Moreover, rights associated with these Class B non-voting shares may be altered by a vote of Class A voting shares.

None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Common Stock	20000	20000	Yes

Class B Common Stock	5000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class B Shares have a liquidation preference of .5 times their purchase price. Class B shares do not have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The rights associated with the securities offered may be diluted by future offerings. Additionally, the shareholder agreement may be amended from time to time by vote of a majority-in-interest of voting shares

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Eva Ronnen
Issue date	06/22/10
Amount	$1,034,584.00
Outstanding principal plus interest	$1,034,584.00 as of 04/01/19
Interest rate	0.0% per annum
Current with payments	Yes

Related party working capital advances. Expected to be repaid as the Company begins generating positive cash flow from operations.

Loan

Lender	Denise Arboleda
Issue date	08/01/17
Amount	$10,500.00
Outstanding principal plus interest	$4,037.00 as of 04/01/19
Interest rate	14.0% per annum
Current with payments	Yes

Repaid daily at a repayment rate of 14% of the receivables generated by the company.

Loan

Lender	Chase Bank
Issue date	09/01/17
Amount	$28,314.00
Outstanding principal plus interest	$28,314.00 as of 04/01/19
Interest rate	10.0% per annum
Maturity date	10/01/20
Current with payments	Yes

The Company has a line of credit with a financial institution providing maximum borrowings of $8,700 through September 2018 and $9.500 through June 2019. The line bore interest at 27.87% per annum on the outstanding balance through September 2018 and bears interest at 28.11% per annum on outstanding borrowings through June 2019. The balance is to be paid in full on or before the note matures in June 2019. The balance of the line of credit was $8,119 at December 31, 2018 and $6,000 at December 31, 2017.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2016	Section 4(a)(2)	EVP	$300,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Eva Ronnen
Amount Invested	$1,034,584.00
Transaction type	Loan
Issue date	06/22/10
Outstanding principal plus interest	$1,034,584.00 as of 04/02/19
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Mother of Founder

Related party working capital advances. Expected to be repaid as the Company begins generating positive cash flow from operations.

Name	Eva Ronnen
Amount Invested	$300,000.00
Transaction type	Priced round
Issue date	06/30/16
Relationship	mother

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're introducing a new spirit category to the mix of popular liquors in the U.S. and around the world. Mahia, which literally translates to "water of life"— is a fig brandy made traditionally by the Moroccan-Jewish population. Our heirloom recipe has been used by a line of family Mahia distillers since 1900 in the village of Taznakht. Every drop is distilled from 100% carefully selected California figs and a touch of aniseed to be enjoyed by those curious enough to try it.

Our award-winning spirits have gained popularity from international recognition in Europe to more local areas such as Wisconsin, Chicago and Texas. To sell to these markets, we need to increase our exposure through brand recognition and sales in restaurants, liquor stores, and local farmers markets. By doing so, we can then begin a distribution network to sell across the nation and internationally. We want Mahia to be the next drink of choice among spirit-lovers worldwide!

Milestones

Baron Nahmias Inc. was incorporated in the State of New York in June 2010.

Since then, we have:

- 92% YOY revenue growth from 2015-'16. 30% YOY from 2016-'18.
- Only commercial producer of Mahia in the Western Hemisphere.
- Number of accounts overall across the U.S. grew by at least 63% in 1 year without a paid salesforce.
- Gross Margins of 71% (Mahia) and 87% (Legs Diamond Whiskey).
- Awards for Mahia: Silver Medal from New York International Spirits Competition and Bronze from International Wine & Spirits Competition.
- Awards for Legs Diamond Rye Whiskey: Gold Medal at The Fifty Best, Good Food Awards Winner 2017, Wine Enthusiast Top 100 Spirits in 2016. Legs Diamond Bourbon was a 2019 Good Foods Award Winner
- Mahia Sold at Morocco Pavilion at Epcot Center at Disney World.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $170,494 compared to the year ended December 31, 2017, when the Company had revenues of $142,985. Our gross margin was 81.88% in fiscal year 2018, compared to 46.64% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $43,961, including $9,584 in cash. As of December 31, 2017, the Company had $49,994 in total assets, including $572 in cash.
- *Net Loss.* The Company has had net losses of $31,642 and net losses of $40,459 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $1,123,835 for the fiscal year ended December 31, 2018 and $1,098,226 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Baron Nahmias Inc. cash in hand is $4,426.82, as of March 2019. Over the last three months, revenues have averaged $10,711/month, cost of goods sold has averaged $825/month, and operational expenses have averaged $10,933/month, for an average burn rate of $1,047 per month. Our intent is to be profitable in 6 months.

Since the end of 2018, we have seen a quicker turnover in liquor store sales and we have been adding new accounts on a monthly basis resulting in more sales. We also introduced our second batch of bourbon and and a new product called Spirit of Yonkers which resulted in more sales.

Over the next several months we will be adding a significant number of farmers markets that will increase our direct to retail sales and profitability. We also expect the rate of product turnover to increase as well are constantly adding liquor store tastings and events. Product turnover with out of state distributors have also increased this year resulting in additional sales and we expect this to continue over the next several months.

We expect (although cannot guarantee) that our revenues to be at least $180,000 for the six month period after the raise, and our expense to be $ 175,000 factoring in increase spend in marketing, salaries and raw materials for the six month period after the raise.

If needed, the Company may seek further institutional funding in addition to this raise.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://nahmiasetfils.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Nahmias Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

David Nahmias
Dorit Nahmias

Appendix E: Supporting Documents

INVEST IN NAHMIAS ET FILS DISTILLERY



maximum target met

$0

raised of $0 maximum target from 0 investors

Producing Mahia, a traditional Moroccan fig spirit, from our family recipe

We're introducing a new spirit category to the mix of popular liquors in the U.S. and around the world. Mahia, which literally translates to "water of life"— is a fig brandy made traditionally by the Moroccan-Jewish population. Our heirloom recipe has been used by a line of family Mahia distillers since 1900 in the village of Taznakht. Every drop is distilled from 100% carefully selected California figs and a touch of aniseed to be enjoyed by those curious enough to try it.



Dorit Nahmias
President
8+ years distilling, former foreign-exchange trader quoted in the New York Times, LA Times, WSJ


Mahia
Mahia

Why you may want to invest

1. 92% YOY revenue growth from 2015-'16. 30% YOY from 2016-'18.
2. Only commercial producer of Mahia in the Western Hemisphere.
3. Number of accounts overall across the U.S. grew by at least 63% in 1 year without a paid salesforce.
4. Gross Margins of 71% (Mahia) and 87% (Legs Diamond Whiskey).
5. Awards for Mahia: Silver Medal from New York International Spirits Competition and Bronze from International Wine & Spirits Competition.

$ 100 min

REMIND ME

What you are investing in

Buy Stock

$2M pre-money valuation

$100.00 per share
Common Stock

If you invest, you're betting Nahmias Et Fils Distillery will be worth more than $2M in the future.

Earning a return

Learn more about equity fundraises

Investor perks

$200+
Exclusive Limited Edition tote bag

$500+
Private distillery tour and tasting for you and five people, plus limited edition tote bag

$1,000+
Private Distillery tour and tasting for you and 10 friends, plus limited edition tote bag

$10,000+
Multi course Dinner and exclusive cocktail pairing experience in NYC, plus limited edition tote bag

see less

6 Awards for Legs Diamond Rye Whiskey: Gold Medal at The Fifty Best, Good Food Awards Winner 2017, Wine Enthusiast Top 100 Spirits in 2016. Legs Diamond Bourbon was a 2019 Good Foods Award Winner

7 Mahia Sold at Morocco Pavilion at Epcot Center at Disney World.

8 Mahia sells for $36.99 to $46.99 per bottle.

Our Ambition

Our award-winning spirits have gained popularity from international recognition in Europe to more local areas such as Wisconsin, Chicago and Texas. To sell to these markets, we need to increase our exposure through brand recognition and sales in restaurants, liquor stores, and local farmers markets. By doing so, we can then begin a distribution network to sell across the nation and internationally. We want Mahia to be the next drink of choice among spirit-lovers worldwide!

mahiatechsheetnoprice.pdf

LegsDiamondtbourbontech.pdf

LegsDiamondtechsheetnoprice__Autosaved_.pdf

https://nahmiasetfils.com

Why I Like Nahmias Et Fils Distillery

I've known David and Dorit for about six years, since the "early" days of craft distilling's return to New York. We both approached the market at the same time, with similar stories. We both started in our kitchens and now are home in bars, liquor stores and restaurants across the country. In addition to making a great product, their level of passion and commitment is amazing. It's no surprise either that a Mahia and Barrow's Intense make a killer cocktail all on their own. In my travels, I have met dozens of craft distillers and Dorit and David have the grit, dedication, and unique product to make this a success.



Josh Morton

FOUNDER AND CEO OF BARROW'S INTENSE

THE BUZZ ABOUT NAHMIAS ET FILS DISTILLERY

I first met Nahmias et Fils, not as makers, but historians. As third-generation Moroccan distillers, Dorit and David are the sole commercial producers of their national spirit, Mahia. When you first walk into their distillery, the sweet fig fragrance greets you before you've even raised a glass. But once you do, it's like Casablanca in a cup - smooth and rich, with just a hint of anise. Not many spirits can transport you to a different place and time, but what else would you expect from a century old tradition?



Ariel Schlein

Founder, Dutch's Spirits

European elegance. American intellect. Flavors that educate and stimulate the imagination.



Warren Bobrow

The Cocktail Whisperer: mixologist, bartender, 6x published author

I'm always on the lookout for something new that isn't another fruit, honey or dessert based liquor. This hits the mark with something entirely unique in the world of spirits.



Blair Frodelius

Award-winning Mixologist, USBG Spirits Professional, and BarSmarts Live & Wired graduate

This unaged spirit is aromatically unique and familiar at the same time. Just the slightest hint of anise you might miss if you aren't looking for it. Aromas of broken pine branches, corn fields, apricot and cherry pits dominate. Medium bodied, velvety texture and quite sweet to start, but a welcome heat soon arrives to balance the sweetness. True to the nose with unripe peach and apricot stone flavors joining in. Drink as a digestif as they did traditionally or try in cocktails incorporating honey.



Kelley Slagle

Wine & Spirits Explorer and Educator; Cider Maker

Such a wonderful, fantastic experience! Some friends and I dropped in randomly today and got an impromptu intimate tour and free drinks and samples. Seriously can't say enough wonderful things about this place.



Norah M.

Customer

Great experience! David, the owner and distiller, told us all about the process and the products. He even told us about his life traveling and growing up in Morocco. The Mahia and whiskeys were strong and delicious. All pure ... no fillers or added sugars or artificial sweetener.

Jen K.

Customer

...their stuff is terrific. It's made completely from figs with a little bit of anise, and the flavors are wonderfully balanced.



Ezra Glinter

Critic-at-large for The Forward

This is excellent. It's smooth. I can taste a little bit of the fig ... it's delicious.

Dean Schuckman

Mahia Customer at the Whiskey Jewbilee

You Need to Be Using Mahia from Morocco In Your Cocktails.

Carey Jones and John D. McCarthy

Food & Wine

The result is a dry, fragrant spirit that is as strong as slivovitz, the Eastern European plum brandy, but smoother by far. The taste is intensely figgy, and the anise is so delicate it is almost like a ghost sighting, more aromatically potent in the empty glass than in the mouth.

Alice Feiring

The New York Times

Instantly reminiscent of absinthe, it quickly evolves into something entirely different. Less sugary, and drier with a mysterious dark roasted quality. There's a bit of fire in here, similar to a grappa or a raki. The overall effect is of a middle eastern moonshine.

FRODELICIOUS

Good Spirits News

Couple Revitalizes Old Moroccan Liquor In Yonkers Warehouse

YONKERS, N.Y. -- You probably don't know what mahia is, but in Morocco, the antiquated spirit's name means "water of life." Based in Yonkers out of an industrial warehouse, Nahmias Et Fils is a distillery, steeped in family tradition, that produces

December 19, 2018 @ yonkers.dailyvoice.com

Nahmias et Fils's Traditional Moroccan Brandy: A Taste of an Old Jewish Tradition

Not many people are familiar with mahia, but those who are rave of its flavor and medicinal qualities. Mahia literally means "water of life," a direct translation of "eau de vie" - the French term for colorless fruit brandies, of which mahia is one.

December 19, 2018 @ villagevoice.com

Couple Revives Lost Moroccan Fig Liquor, One Bottle At A Time

Before the crowds descend on the Whisky Jewbilee, a kosher alcohol tasting event in Manhattan, David and Dorit Nahmias stand behind their vendor table, getting psyched up. "This is like the big game," Dorit Nahmias says. Events like these are a key tool for

December 19, 2018 @ npr.org

Yonkers distillery brings taste of Morocco to its drinks

Posted: Wednesday, March 28, 2018 3:25 PM EDT Updated: Wednesday, March 28, 2018 3:27 PM EDT One distillery in Yonkers is bringing the taste of Morocco to its signature drinks. David and Dorit Nahmias own the Nahmias Et Fils distillery on Saw

December 18, 2018 @ westchester.news12.com

Giving a Fig for Fine Spirits

I've got an aunt who likes to tell me that being a movie critic must be the best job in the world. You get to watch movies all day and write about them. What could be better, right?

December 18, 2018 @ forward.com

Artisan Spirit: Winter 2017

The magazine for craft distillers and their fans.

December 18, 2018 @ issuu.com

New drinks to try: Mahia, the Moroccan spirit you never knew existed | World's Best Bars

Morocco will storm your senses. It's a full-flavoured, terracotta mystery. Think zesty tagines, spotless sand dunes, and vibrant souks... FoodRepublic says it's ' Food&Wine called it the ' the spirit of Morocco.' Moroccan-inspired fig spirit you never knew you

December 10, 2018 @ worldsbestbars.com

Whiskey Review: Legs Diamond Rye Whiskey - The Whiskey Wash

New York City and the Hudson Valley areas have become home to a slew of micro-distilleries amidst the industry boom over the last decade plus. One such outfit is husband-and-wife owned Nahmias et Fils. Nahmias et Fils, a distillery best known for

December 13, 2017 @ thewhiskeywash.com

Mahia: The Little Known Moroccan Spirit That You're Going to Love | The Manual

Morocco is one of the hottest destinations these days, both literally (it's hot!) and in its cultural allure. Your mind might wander directly towards North African spices, but the country has something much sweeter to offer. Mahia, a local drink popular among

November 3, 2017 @ themanual.com

See What's New at This Year's YoFiFest

Poster design by Teresa Bonner Dubbed "Yo5Fest" this year, YoFiFest (e.g. "Yonkers Film Festival" for the terminally un-hip) is returning bigger and better than ever. More than one hundred features and short films will be screened over nine days at the

October 23, 2017 @ westchestermagazine.com

You Need to Be Using Mahia from Morocco In Your Cocktails

Nothing gets us excited quite like playing around with a spirit we've never encountered. And so today we're happy to introduce you to Mahia - the Moro...

June 22, 2017 @ foodandwine.com

2017 Good Food Award winners announced

Friday night artisan food makers gathered together at the San Francisco War Memorial & Performing Arts Center for the 2017 Good Food Awards. As in years past, Alice Waters and Nell Newman served as the annual event's honorary hosts.

January 23, 2017 @ insidescoopsf.sfgate.com

What Is Mahia? - Food Republic

It's not too often that we're completely unfamiliar with a certain type of liquor. Not that we're all boozehounds here at Food Republic (well, on second thought...), but it is our job, after all, to know these types of things.

August 10, 2016 @ foodrepublic.com

Nahmias et Fils Distillery - Serendipity

Founders: Dorit and David Nahmias Yonkers, NY If you've never heard of mahia, it's time to get to know this traditional Moroccan spirit, which is akin to a fig grappa and produced at only one distillery in the U.S. (Hint: It's in Westchester County.)

July 2, 2016 @ serendipitysocial.com

New Yonkers Distillery Is Producing FIg-Based Brandy Mahia

David and Dorit Nahmias are singularly dedicated to sharing their love of the fig with America. That's why they launched Nahmias et Fils (www.nahmiasetfils.com) in Yonkers, so they could produce mahia, a traditional Moroccan eau de vie. The strong,

March 7, 2016 @ westchestermagazine.com

Riverdale couple distills unique liquors

Tucked away in the industrial part of Yonkers is the city's first and only (legal) distillery. It's a small operation, run solely by husband and wife David and Dorit Nahmias. Under the company name Nahmias et Fils, the Riverdale residents make

June 4, 2015 @ riverdalepress.com

A New York Story: Distiller David Nahmias - Tasting Notes

New York State based distillery Nahmias et Fils, was founded by Dorit Nahmias and Master Distiller David Nahmias, who came to New York from the small Moroccan town of Taznakh. Now the team is bringing the flavors of Morrocco to New York with this

May 7, 2015 @ tastingnotesnyc.com

Cheers! 2 new distilleries bubble up in the Lower Hudson

Raise a glass to two new distilleries in Lower Hudson Valley, which brings the region's count to four. NeverSink Spirits in Port Chester and KAS Spirits in Mahopac are the latest to invest in New York's small batch spirits business, making locally sourced

February 4, 2015 @ lohud.com

Let My People Go - a Cocktail for Passover

Sure, there are five cups of wine that are consumed as part of a traditional seder, but sometimes you still need a real drink on Passover.

April 11, 2014 @ alcoholprofessor.com

L'Chaim! The Perfect Hanukkah Cocktails

With all the Thanksgiving hoopla (not to mention Black Friday shopping), no one could blame you for not realizing that Hanukkah has already started. Yes, the holiday is very early this year, but fortunately you have six more nights to make latkes, play

November 29, 2013 @ liquor.com

Road to Morocco Stops in Yonkers

YONKERS - It is sometimes said that if you go to the makeshift Jewish museum in the medina of Fez, Morocco, and quietly ask the custodian there if he has any mahia, you might get lucky. Then again, you could simply turn to a married couple in downtown

November 5, 2013 @ nytimes.com

Distilling the Taste of Morocco - Tablet Magazine

Using all of his upper-body strength, David Nahmias twisted the lid off of a 1,000-liter fermentation tank, releasing a deep, fruity smell into the air. His 10-year-old son Isaac stood on a ladder and peered inside at the viscous, bubbling contents: a deep red

October 3, 2012 @ tabletmag.com

GSN Review: Mahia Fig & Aniseed Liquor

What I love about the world of spirits is that virtually every culture has their own particular expression. Usually it's based on whatever fermentable grain, fruit or starch-heavy vegetable is handy. This is the first time I've come across a fig based

June 16, 2012 @ goodspiritsnews.wordpress.com

New and Old, Micro Distiller Nahmias et Fils Brings a Unique Moroccan Distilling Tradition to New York

YONKERS, N.Y.,- A trendy, new, "green" microdistillery, Nahmias et Fils, located in the Yonker's Yoho Art District near the downtown waterfront, debuts its product line on May 15, 2012. The micro distillery was founded by Dorit Nahmias, a former foreign

May 24, 2012 @ moroccotomorrow.org

A Tu Bishvat Table That Martha Stewart Would Be Proud Of | Kosher Recipes and Jewish Table Settings

The holiday of Tu Bishvat (or Tu bishevat) always summoned to mind a couple of boring dried fruits on a paper plate given to us as ten year old kids in yeshivah.

January 14, 2012 @ thejewishhostess.com

Our Story

We're Dorit and David Nahmias. David grew up in the small southern Moroccan town of Taznakht watching his family brew the traditional Jewish alcoholic spirit Mahia. Opening a distillery was always a dream of his, and when we both lost our jobs during the 2008 Recession, we decided to go for it. We officially opened Nahmias Et Fils Distillery in 2012.

We have two primary product categories. First is our Mahia, made from 100% California figs, flavored only with a touch of anise. The second is our Legs Diamond Whiskey line which initially consisted of 100% Rye Whiskey, that we launched at the same time as Mahia. At end of 2018, we extended the Legs Diamond line to include bourbon and "Spirit of Yonkers" a distilled beer (using beer from neighbors at Yonkers Brewery). Both the rye and bourbon whiskies are made from locally sourced grains.

We knew we had to educate consumers about Mahia, but we also wanted to make a product that people were familiar with.

We started selling by going door to door, and now we're in around 175, restaurants, and liquor stores across the country. We did this without a paid salesforce.



Dorit and David Nahmias



Dorit and David Nahmias



At least 6 pounds of 100% organic green figs go into each bottle of Mahia.


Mahia
LEGS DIAMOND
LEGS DIAMOND
LEGS DIAMOND

Mahia and Legs Diamond 100% Rye, Bourbon and Spirit of Yonkers

We Bootstrapped Our Business to $170K in Annual Revenue

In 2018, we sold close to 3,000 bottles of Mahia and 1,500 of Legs Diamond Whiskey. With our increase in production, we're getting closer to turning a profit! We've bootstrapped our business from the get-go, ready to expand beyond our 25% distillation to full capacity.



$200K
$150K
$100K
$50K
0
2018 Revenue = $170K
2015
2016
2017
2018
Annual Revenue

Our Numbers

71%

Gross margins on Mahia

87%

Gross margins on Legs Diamond Whiskey

Use of Funds: Dedicated Sales Staff to Build on Our Organic Growth

We've bootstrapped our business since day one, with most of our funding coming from a small business loan. Now we're ready to take our Mahia and whiskey across the country. With a raise of $250K, we'll hire dedicated brand ambassadors to expand our footprint in restaurants, bars, and liquor stores, building on our organic growth over the last year (63% from 2017 to 2018). Part of the raise will also go towards increased inventory, and the introduction of a 375 ml version of Mahia. We currently have the production capacity to expand to 20,000 bottles a year.

Our Journey

June 2012
Launched Mahia and Legs Diamond Un-aged Rye in NYC

June 2013
Launched Mahia in MA and California
Also released first batch of Legs Diamond in 375mL in NYC.

September 2014
Expand Mahia in D.C. and Maryland

November 2015
Expand to Pennsylvania

January 2016
Featured Mahia at Moroccan Pavillion at Epcot Center

January 2017
Mahia Goes International!
We expanded to Quebec.

May 2017
Expand to Atlanta

2018
Release New Sizes and Launch Bourbon
Launched 750mL size of Legs Diamond Rye Whiskey, and 750mL and 375mL size of Legs Diamon Bourbon

January 2019
New Branding
Restyled branding for Mahia and Legs Diamond whiskeys, launched new website

Meet the Founders



Dorit Nahmias
President
8+ years distilling, former foreign-exchange trader quoted in the New York Times, LA Times, WSJ



David Nahmias
Founder, Master Distiller
Former computer-software engineer, raised in Morocco where generations of his family distilled Mahia

Interview

Wefunder interviewed Dorit Nahmias on March 11, 2019.

– COLLAPSE ALL

WF: What is Nahmias et Fils?

NAHMIAS: Nahmias et Fils is a distillery located in Yonkers, New York. We started the distillery to revitalize Mahia, a traditional Moroccan spirit distilled from figs and a touch of aniseed. David Nahmias, our distiller, grew up in a family of Mahia distillers. He grew up watching his mother and his grandmother make Mahia and his father sell it in Morocco. He grew very passionate about it as an adult after his mother came to New York and wanted to make Mahia in her kitchen. They started making Mahia together, a bottle here, a bottle there, and giving it out to friends and neighbors. This went on for years. People tasted it, and they loved it.

David always wanted to open a distillery. In 2005, he went to Kentucky to join the American Distillery Institute. We never had a chance to really do anything because we both had careers. Then at the end of 2009, we lost our jobs due to the financial crisis, and had to reinvent ourselves and decided to go for it. So that's how the distillery came about. Today we are the only producers in the United States producing Mahia.

WF: How were you able to first get the distillery open?

NAHMIAS: It took up a couple of years to build up a distillery after we started the whole process in the summer of 2010. I took a class funded by the city of New York. It was an entrepreneurial program at the Levin Institute for budding entrepreneurs.

We were also just lucky in that we got a loan from the Small Business Administration. We used the loan to build out the distillery and buy the equipment.

WF: Were you making Mahia from the start?

NAHMIAS: It was Mahia from the get-go. At the same time, we decided to start with an aged rye whiskey because Americans are used to whiskey. We decided to go with rye because it's prevalent in New York. We knew we had to educate the consumers about Mahia, but we also wanted to do something that people already knew about. We started by selling unaged rye, and we started putting some of it away in barrels.

When we started selling, we were going knocking door to door. We would go from liquor store to liquor store. We would open accounts that way, and we were able to develop a following. We got a break when The New York Times published a story about us and Mahia in their food and wine section at the end of 2013. All of a sudden, people started knowing about Mahia.

WF: What products do you sell?

NAHMIAS: We sell our Mahia and our rye whiskey. We also released a small-batch bourbon over the summer. We released four barrels, which is equivalent to about 400 bottles, which sold out quickly. We also did limited releases of single malt and a batch of distilled beer from the local brewery.

WF: How are the sales streams growing?

NAHMIAS: Let me tell you what's happened for the last three years. In 2015, we sold about 1,300 bottles of Mahia. In 2016, it was close to 1,900. In 2017, it was kind of consistent at about 2,000. As of September of this year, it was about 1,800 bottles and we are looking to close out the year close to 3000 bottles. The Legs Diamond Whiskey sales have grown from 215 bottles in 2015, 273 in 2016, 482 in 2017 and we plan to close out the year at 1500 bottles for 2018. The main driver behind the growth in 2018 was due to the release of the rye whiskey in 750 ml bottles which opened up liquor store sales in NY. In terms of dollar sales, we have grown from $92K in 2016 to $128K in 2017 and around $165K in 2018.

WF: What do you attribute that growth in Mahia too? ^

NAHMIAS: People don't know what Mahia is, and getting the word out is crucial, most of which is word of mouth, social media, in-store tastings, selling direct at farmers markets and placements on cocktail menus. We recently changed the packaging from silkscreen to eye-catching labels. The new labels are eye-catching, bright and stand out against the other spirits in the liquor store and behind the bar. We also had really good press in the past, including the New York Times and NPR. We've been written up in The Manual, Edible, and NPR. A lot of the growth has been attributed to word of mouth among mixologists and consumers who taste/buy our products at liquor stores, the farmers markets or see it behind the bar.

WF: If no one knows about Mahia today, and you've almost a decade trying to work on it, why should investors have confidence that you can change that over the next few years? ^

NAHMIAS: When we finally finished the distillery, we didn't have any money left over for marketing or for a real sales staff, so a lot of it has been on our own. Second, we are introducing a new spirit category to the United States. Nobody had ever heard of Pisco or Cachaca 10 years ago, unless you were in Brazil.

To grow a company, you need the right funding. The product's amazing and it's unique. It has the potential to grow massively here, but we haven't had a budget to spend on marketing or to hire a sales team. If we raise this quarter of a million dollars on Wefunder, then we can deploy capital to get the word out. Combined with the product, that's going to be a potent combination.

WF: How will you spend the money you raise? ^

NAHMIAS: We will immediately invest in sales and marketing with a dedicated sales staff, POS for both bars and liquor stores, tastings and more. This will be deployed in all of our current markets. We will also increase our footprint in more farmers markets which give provide us with our highest margins as we are able to sell directly to the consumer.

Targeted marketing and having dedicated salespeople targeting certain accounts that would be receptive to the Mahia are key parts of the strategy. It's as much about visibility as it is about anything else. Even the Wefunder campaign will help, We have revamped the website and the labels. Those kinds of efforts are going to amplify that branding and get it out to the larger marketplace. This is kind of an unveiling. There are people all over the world that hear about Mahia and they know that we're the only one that's actually making it commercially. Those are just hidden pockets of demand that are very rare that we're not going to get from just whiskey. There's no other Mahia on the market. That's why Epcot Center and the Moroccan Pavilion has picked us. It's about finding locations and showing that Mahia exists on a commercial level. Instagram and social media is the stuff that you can really stretch your dollar and if it's done right, with the right strategic partners, that really does tend to move the needle.

WF: Do you have other examples of a unique spirit like Mahia that you can point to as a model for your growth? ^

NAHMIAS: I think Barrow's Intense is kind of key. It's already been on the Wefunder platform. It's not unique in that it's the only ginger liqueur out there, but there are not a lot of them. It's a craft product and they have national distribution.

WF: How are you situated in the supply and production side? ^

NAHMIAS: So far, the supply is okay. We source our figs from Valley Fig in California, which is the largest fig processor in the United States and they've been fine in supplying the figs. The biggest constraint right now is demand.

We can ramp up production. We're at maybe 25% capacity. There's a lot of potential there to grow. We could easily do about 20,000 bottles a year based on our current equipment. To go far beyond that, we would have to expand. Either we could expand next door or we would have to find a new location.

WF: What about channels? Are you doing any kind of wholesale distribution to big retail accounts yet?

NAHMIAS: We have some big retail accounts in the area. We self-distribute in New York. That basically means that we make my own deliveries. We have Total Wines and some big warehouse stores. But the majority of them would be stores that are focused on high-end spirits, not ones that are just selling a Costco model. We also sell to the Moroccan Pavilion at Epcot Center.

WF: When you bring on the salespeople with the Wefunder capital, which revenue channels do you think the most growth is going to come from?

NAHMIAS: By hiring salespeople with proven track records in the industry sales will be three-fold. More on-premise accounts, cocktail menu placements at restaurants/bars, increased liquor store accounts and increasing the number of farmers markets we do. People will see it on a cocktail menu, and then they'll see it in the liquor store and be more apt to buy it. We'll have some brand recognition and product recognition.

WF: How much does a bottle cost?

NAHMIAS: Anywhere from $36.99 to $47.

WF: How are your gross margins?

NAHMIAS: The gross margin for Mahia is about 72% and the whiskey is 87%.

WF: What was your EBITDA last year?

NAHMIAS: Last year, we lost about $40,000. It's been heading in the right direction. The year before it was a $70,000 net loss and the year before it was like a $100,000 loss.

WF: Have you raised investments in the past? Or is it your own savings that you've been investing?

NAHMIAS: We have not raised capital in the past. We've funded our operations through savings and family members.

WF: What are the key ingredients for taking the current growth of the company and continuing to build it out more and more in the coming two or three years?

NAHMIAS: It's going to take building a sales team and brand ambassadors where we have points of distribution, to increase visibility and drive sales growth.

People reach out to us from all over the world, but primarily from France and England. I've had restaurants reach out to us out of the blue wanting to know where they can get Mahia. I have to tell them that unfortunately, they can't get it. And not just in Europe, but also in the United States. People in Wisconsin, Chicago, and Texas reach out, but we don't have distribution. Even if we had distribution, it's not enough. As a small brand, you need to have your own sales people out there pushing the product.

WF: What about exit options? Have you thought further out?

NAHMIAS: It would be nice to sell it to an alcohol company like Diageo or Constellation Brands. They are always looking for unique spirits. That is the exit strategy.

I've seen it in the craft spirits. Constellation Brands has bought out quite a bit of whiskey. They bought High West. There is a trend towards that. I think we are unique.

WF: Why should someone invest in Nahmias et Fils?

NAHMIAS: Everything we make here is of the highest quality and the highest standard. We don't cut corners and it shows in the reception our product receives. Even though there isn't a huge amount of sales yet that really has to do with increased marketing, and I think that's a winning combination. The fact that we keep our integrity in this business and the way that we make our product. Anybody can come out with a vodka product and put in millions of dollars of marketing. It doesn't mean it's a winning combination. I think our uniqueness, integrity, and quality, plus sales and marketing, will make this a successful brand.

This is a unique spirit but it's also kind of an ancient spirit, and that is an international story. I think that the marketing of this very small distillery in Yonkers as the only commercial producer of this product worldwide is the real hook. It's the hook all the way through, for investors, for consumers, retailers, and for potential acquirers.

Mahia was enjoyed by both Jews and Muslims in Morocco. It's a symbol of peace and love and harmony, and people would sit together and drink. In today's environment, there's an important message in that bottle.

WF: How many accounts are you in across the U.S?

NAHMIAS: Our conservative estimate is around 175 with the majority around New York City. This number is growing as we continue to add new accounts around New York City and beyond with both cocktail placements along with new liquor store accounts

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RISKS

1 This industry is heavily regulated. As such, changes in regulatory policy at the State or Federal level can impact success factors. Moreover, compliance with New York and Federal regulations adds risk factors unique to this industry, including potential for interruptions, fines and penalties.

2 Cost of natural agricultural ingredients may fluctuate with changes in supply and climate.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Nahmias Et Fils Distillery is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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